Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fuel Systems Solutions, Inc.

Santa Ana, California

We hereby consent to the incorporation by reference in the previously filed open Registration Statements: (a) the Registration Statement Form S-8, No. 33-38649; (b) the Registration Statement Form S-8, No. 33-72008; (c) the Registration Statement Form S-8, No. 333-07035; (d) the Registration Statement Form S-8, No. 33-62889; (e) the Registration Statement Form S-8, No. 333-44085; (f) the Registration Statement Form S-8, No. 333-71544; (g) the Registration Statement Form S-8, No. 333-102069; (h) the Registration Statement Form S-8, No. 333-118689;(i) the Registration Statement Form S-8, No. 333-139876; of Fuel Systems Solutions, Inc. of our reports dated March 6, 2009, relating to the consolidated financial statements and financial statement schedule and the effectiveness of Fuel Systems Solutions, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Costa Mesa, California
March 6, 2009